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                         EXECUTIVE CONSULTING AGREEMENT


     THIS AGREEMENT, entered into as of this 1st day of March 1994, by and between USG Corporation, a corporation organized and existing under the laws of the State of Delaware (hereinafter called "USG") and ANTHONY J. FALVO, JR., an individual residing in Bluffton, South Carolina.

                              W I T N E S S E T H :

     WHEREAS, FALVO has served in executive positions for USG Corporation including President and Chief Operating Officer and including Vice Chairman for a number of years and has had extensive experience in the business and affairs of USG; and

     WHEREAS, FALVO retired as an officer of USG February 28, 1994; and

     WHEREAS, USG desires to utilize the business experience and knowledge of FALVO in handling specific international projects and other special assignments, as appropriate; and

     WHEREAS, FALVO desires to make such services and advice available to USG, provided that the rendering of such services and advice allows FALVO time for other interests and does not affect in any way the right of FALVO to receive any benefits under benefit plans of USG or any contractual entitlement from USG;

     NOW, THEREFORE, for and in consideration of the premises and mutual promises herein contained, the parties hereto agree as follows:

ARTICLE 1. FALVO agrees to make himself available to USG to render services and advice on the business and affairs of USG. Such services and advice shall be rendered in the manner hereinafter provided and are anticipated to require 3 to 4 days per month during the term hereof.

ARTICLE 2. FALVO agrees to make himself available to USG at such times as the parties may mutually agree, beginning with the date of this Agreement. USG agrees to pay FALVO $75,000 in ten equal installments on or before the fifteenth day of each month beginning March 1, 1994. In the event of FALVO's death, or if he becomes mentally or physically unable on a permanent basis to provide services as specified, the unpaid installments shall be paid out within twenty-five (25) days to him or to his designated beneficiary, attorney in fact, or estate.

ARTICLE 3. In addition to the fees set forth in ARTICLE 2, USG agrees to pay any authorized travel, living expenses, and telephone



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expenses incurred by FALVO in the interests of USG and such other extraordinary expenses as USG may from time to time authorize. Reimbursement for authorized expenditures shall be made upon presentation of receipts or other evidence of such expenditures.

ARTICLE 4. During the term of this Agreement, FALVO shall work closely with the Chairman and Chief Executive Officer, USG Corporation and persons designated by him. Said Chairman and Chief Executive Officer, USG Corporation or persons designated by him shall identify the specific projects to be performed by FALVO, authorize travel and other expenditures by FALVO, and arrange any necessary conferences between FALVO, executives of USG and outside parties.

ARTICLE 5. It is understood that nothing in this Agreement shall be construed to create a partnership or joint venture or the relationship of employer and employee. FALVO will at all times be deemed an independent contractor and, accordingly, USG will not make any deductions required by law to be made from compensation paid by an employer to an employee. As an independent contractor, FALVO will be required to perform his duties hereunder only according to the provisions hereof. In fulfilling the terms of this Agreement, FALVO will be responsible for results only, will have no authority to direct the employees of USG, and will not be subject to the control of USG or any officers or employees of USG.

ARTICLE 6. FALVO recognizes that by virtue of this Agreement, he occupies a position of confidence and trust in his dealings with USG and agrees to use his best efforts to prevent, either during the term of this Agreement or at any time thereafter, duplication or disclosure of data, plans, specifications, formulae, drawings, or any other information, whether business or technical, of a confidential nature furnished directly or indirectly, in writing or otherwise and at any time, to FALVO by USG.

ARTICLE 7. This Agreement shall not be assigned by either party without the prior written consent of the other party hereto, except that it may be assigned without such consent to the successor of USG or to a person, firm or corporation acquiring all or substantially all of the business and assets of USG. Nothing herein contained, however, shall be deemed to prevent USG from assigning this Agreement to any affiliated company.

ARTICLE 8. FALVO agrees that he will communicate to USG or its nominee any and all inventions and improvements conceived by him solely or jointly with others relating to the business and affairs of USG and arising out of his work as a consultant for USG and that he will assign to USG or its nominee all his right, title, and interest to any and all such inventions and improvements, including both the United States and foreign rights. FALVO further agrees to execute at any and all times, upon request of USG or any of its successors or assigns or nominees, any and all papers necessary or desirable to apply for or obtain Letters Patent of the United



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States or foreign countries and to vest complete title thereto in USG or its successors or nominees, as the case may be, including, but not by way of limitation, any and all papers relating to interferences, reissues, continuations, continuations-in-part, or litigation relating to any of said improvements or inventions.

ARTICLE 9. FALVO agrees to make all reports and recommendations to USG in writing upon completion of his work upon any assigned subject if so requested by USG.

Upon termination of this Agreement for any cause whatsoever, all designs, reports, and writings prepared for USG not theretofore delivered to USG shall become the property of USG and be delivered to USG by FALVO.

FALVO agrees that he will not publish or use, except for the benefit of USG's business, any information arising out of, in connection with, or relating to his consulting services performed hereunder without prior written permission of USG.

ARTICLE 10. The term of this agreement shall be for ten (10) months from the date first stated above thereby ending December 31, 1994. In the event USG desires to utilize FALVO's services beyond expiration of said term, it shall so advise him by no later than the close of business on November 30, 1994.

ARTICLE 11. During the term of this Agreement and for a period of one (1) year thereafter, FALVO shall not acquire an interest in, become associated with or employed by, or engage in consulting work for, any person, firm, or corporation which competes with USG or any of its subsidiaries or affiliated companies in any line of business in any section of the United States, (except in non-competitive fields approved in writing in advance by USG) or which otherwise has interests adverse to USG.

ARTICLE 12. All notices provided for in this Agreement shall be given in writing either by personal delivery of such notice or by depositing the same, postage prepaid, in the United States mail, addressed to the parties respectively at the following addresses:

          USG:  USG Corporation
                125 South Franklin Street
                Chicago, Illinois  60606
                Attention:  Chairman and Chief Executive Officer

   CONSULTANT:  Mr. Anthony J. Falvo, Jr.
                14 Spring Hill Court
                Bluffton, SC  29910

ARTICLE 13. This Agreement shall be construed and the legal relationship of the parties determined in accordance with the laws of the State of Illinois.



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ARTICLE 14.     This Agreement shall not become effective until executed by USG.
No change in, addition to, or waiver of the terms and conditions hereof shall be binding upon either party unless approved in writing by such party or by its authorized officer or officers. No modification shall be effected by the acknowledgment or acceptance of commercial forms containing different terms or conditions.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed in duplicate and their signatures affixed hereto as of the day and year first above written.


                                        USG CORPORATION



                                        By:   /s/ Eugene G. Connolly
                                             --------------------------
                                             Chairman of the Board and
                                             Chief Executive Officer
ATTEST:


/s/ Dean H. Goossen
- -------------------------
Corporate Secretary

                                         CONSULTANT:


                                        /s/ Anthony J. Falvo, Jr.
                                        ----------------------------
                                         Anthony J. Falvo, Jr.
WITNESS:



/s/ Lisa A.  Healy
- -------------------------
Name

















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